Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Hennessy Mutual Funds, Inc., Hennessy Funds Trust, and The Hennessy Funds, Inc.:

We consent to the use of our report incorporated by reference herein and to the references to our Firm under the headings “Financial Highlights” in the prospectus and “Other Information” in the Statement of Additional Information.

/s/KPMG LLP

Milwaukee, WI

February 28, 2012